                                  EXHIBIT 99.B


                 Credit Agreement dated as of January 31, 1994, by and among Spelling Entertainment Group Inc., certain subsidiaries of Spelling Entertainment Group Inc. and Blockbuster Entertainment Corporation.

                                                             EXHIBIT 99.B



                       SPELLING ENTERTAINMENT GROUP INC.

                       AND ITS SUBSIDIARIES, AS BORROWERS


                                CREDIT AGREEMENT


                          DATED AS OF JANUARY 31, 1994


                BLOCKBUSTER ENTERTAINMENT CORPORATION, AS LENDER

                               TABLE OF CONTENTS

                                                                                    Page
                                                                                    ----
1.       Definitions; Certain Rules of Construction . . . . . . . . . . . . . . . .   1

2.       The Credits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8

         2.1     Revolving Credit . . . . . . . . . . . . . . . . . . . . . . . . .   8
                 2.1.1    Revolving Loan  . . . . . . . . . . . . . . . . . . . . .   8
                 2.1.2    Borrowing Requests  . . . . . . . . . . . . . . . . . . .   9
                 2.1.3    Revolving Note  . . . . . . . . . . . . . . . . . . . . .   9

         2.2     Term Credit  . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                 2.2.1    Term Loan . . . . . . . . . . . . . . . . . . . . . . . .  10
                 2.2.2    Term Note . . . . . . . . . . . . . . . . . . . . . . . .  10

         2.3     Application of Proceeds  . . . . . . . . . . . . . . . . . . . . .  10
                 2.3.1    Revolving Loan  . . . . . . . . . . . . . . . . . . . . .  10
                 2.3.2    Term Loan . . . . . . . . . . . . . . . . . . . . . . . .  10
                 2.3.3    Specifically Prohibited Applications  . . . . . . . . . .  10

3.       Interest; Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

         3.1     Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                 3.1.1    Revolving Loan  . . . . . . . . . . . . . . . . . . . . .  10
                 3.1.2    Term Loan . . . . . . . . . . . . . . . . . . . . . . . .  11
                 3.1.3    Interest on Overdue Amounts . . . . . . . . . . . . . . .  11
                 3.1.4    Limitation by Applicable Law  . . . . . . . . . . . . . .  11

         3.2     Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                 3.2.1    Commitment Fees . . . . . . . . . . . . . . . . . . . . .  11
                 3.2.2    Facility Fee  . . . . . . . . . . . . . . . . . . . . . .  11
                 3.2.3    Annual Administrative Fee . . . . . . . . . . . . . . . .  12

         3.3     Computations of Interest and Fees  . . . . . . . . . . . . . . . .  12

4.       Payment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

         4.1     Payment at Maturity  . . . . . . . . . . . . . . . . . . . . . . .  12
         4.2     Contingent Required Prepayments  . . . . . . . . . . . . . . . . .  12
         4.3     Voluntary Prepayments  . . . . . . . . . . . . . . . . . . . . . .  12
         4.4     Reborrowing  . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         4.5     Payment with Accrued Interest  . . . . . . . . . . . . . . . . . .  13
         4.6     Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         4.7     Payment on Non-Banking Days  . . . . . . . . . . . . . . . . . . .  13

5.       Conditions to Extending Credit . . . . . . . . . . . . . . . . . . . . . .  13

         5.1     Conditions on Initial Closing Date . . . . . . . . . . . . . . . .  13
                 5.1.1    Notes . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                 5.1.2    Guaranty  . . . . . . . . . . . . . . . . . . . . . . . .  13


                                     (i)

                 5.1.3    Payment of Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                 5.1.4    Termination of Prior Credit Agreement . . . . . . . . . . . . . . . . .  13
                 5.1.5    Perfection of Security  . . . . . . . . . . . . . . . . . . . . . . . .  14
                 5.1.6    Board Resolutions . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

         5.2     Conditions to the Term Loan  . . . . . . . . . . . . . . . . . . . . . . . . . .  14

         5.3     Conditions to Each Extension of Credit . . . . . . . . . . . . . . . . . . . . .  14
                 5.3.1    Proper Proceedings  . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                 5.3.2    No Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                 5.3.3    Representations and Warranties  . . . . . . . . . . . . . . . . . . . .  14

6.       Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

         6.1     Non-Borrower Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         6.2     Disposition of Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

7.       Representations and Warranties . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

         7.1     Borrower's Representations and Warranties  . . . . . . . . . . . . . . . . . . .  15
                 7.1.1    Organization, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                 7.1.2    No Legal Obstacle to Agreements . . . . . . . . . . . . . . . . . . . .  15
                 7.1.3    Defaults  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                 7.1.4    Validity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                 7.1.5    No Material Adverse Change  . . . . . . . . . . . . . . . . . . . . . .  17
                 7.1.6    Material Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . .  17

         7.2     Lender's Representations and Warranties  . . . . . . . . . . . . . . . . . . . .  17
                 7.2.1    Organization, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                 7.2.2    Validity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

8.       Defaults . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

         8.1     Events of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

         8.2     Certain Actions Following an Event of Default  . . . . . . . . . . . . . . . . .  20
                 8.2.1    No Obligation to Extend Credit  . . . . . . . . . . . . . . . . . . . .  20
                 8.2.2    Specific Performance; Exercise of
                          Rights. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                 8.2.3    Acceleration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                 8.2.4    Enforcement of Payment; Setoff  . . . . . . . . . . . . . . . . . . . .  21
                 8.2.5    Cumulative Remedies . . . . . . . . . . . . . . . . . . . . . . . . . .  21

         8.3     Annulment of Defaults  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         8.4     Waivers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21




                                     (ii)

                                                                                               Page
                                                                                               ----
9.       Expenses; Indemnity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22

         9.1     Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22
         9.2     General Indemnity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22

10.      Successors and Assigns . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23

11.      Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23

12.      Course of Dealing; Amendments and Waivers  . . . . . . . . . . . . . . . . . . . . . . 24

13.      Venue; Service of Process  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24

14.      General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25

15.      Negotiations Regarding Possible Extension of Final Revolving Loan Maturity Date  . . . 25



                                    (iii)

                       SPELLING ENTERTAINMENT GROUP INC.

                                    EXHIBITS


         Exhibit 2.1.3    -       Revolving Note

         Exhibit 2.2.2    -       Term Note


                                   SCHEDULES


         Schedule 7.1.6   -       Material Subsidiaries




                                     (iv)

                       SPELLING ENTERTAINMENT GROUP INC.

                                CREDIT AGREEMENT


         This Agreement, dated as of January 31, 1994 is among Spelling Entertainment Group Inc., a Florida corporation, its subsidiaries that are from time to time party hereto and Blockbuster Entertainment Corporation, a Delaware corporation ("Lender"). The parties agree as follows:

1. Definitions; Certain Rules of Construction. Except as otherwise explicitly specified to the contrary, (a) the capitalized term "Section" refers to sections of this Agreement, (b) the capitalized term "Exhibit" refers to exhibits to this Agreement, (c) references to a particular Section include all subsections thereof, (d) the word "including" shall be construed as "including without limitation", (e) accounting terms not otherwise defined herein shall have the respective meanings provided under GAAP and (f) terms defined in the UCC and not otherwise defined herein shall have the respective meanings provided under the UCC. Certain capitalized terms are used, in this Agreement as specifically defined as follows:

         1.1 "Affiliate" means, with respect to any Person (or other specified Person), any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with, that Person, and shall include (a) any officer or director or general partner of that Person and
(b) any Person of which that Person or any Affiliate (as defined in clause (a) above) of that Person shall, directly or indirectly, beneficially own either
(i) at least 10% of the outstanding equity securities having the general power to vote or (ii) at least 10% of all equity interests; provided, however, that for purposes of the Credit Documents, none of Lender or its officers, directors, shareholders, Affiliates and Subsidiaries (other than Company and its Subsidiaries) shall be deemed Affiliates of the Company, the other Borrowers or the Company's other Subsidiaries.

         1.2 "Agreement" means this Credit Agreement, as amended, supplemented or modified from time to time.

         1.3 "Applicable Rate" means, at any date with respect to each Revolving Loan hereunder, for each day of the applicable Interest Period for such Revolving Loan, a rate per annum equal to the one month, two month or three month LIBOR rate (as selected by the Borrowers pursuant to Section 2.1.2) reported in the "Money Rates" section of the Wall Street Journal (Eastern Edition) published on the second Banking Day prior to the first day of the related Interest Period for such Revolving Loan plus 1%. In the event such rate is not so reported, the Lender shall determine the applicable LIBOR rate from any other reasonable source. Lender shall determine the applicable LIBOR rate for each Revolving Loan and Interest Period and each such determination shall be conclusive absent manifest error.

         1.4 "Articles" means the articles of organization, certificate of incorporation, trust indenture statute, constitution, joint venture agreement, partnership agreement or other charter document of any Person other than an individual, each as from time to time in effect.

         1.5 "Banking Day" means any day other than Saturday, Sunday or a day on which banks in Los Angeles, California and New York City, New York are authorized or required by law or other governmental action to close.

         1.6 "Bankruptcy Code" means Title 11 of the United States Code (or any successor statute) and the rules and regulations thereunder, all as from time to time in effect.

         1.7     "Bankruptcy Default" means an Event of Default referred to in
Section 8.1.7.

         1.8 "Blockbuster Credit Facility" means the Amended and Restated Credit Agreement dated as of December 22, 1993 among Lender, certain Subsidiaries of Lender, Bank of America National Trust and Savings Association as Agent, BA Securities, Inc., as Arranger and the other financial institutions party thereto, as from time to time in effect.

         1.9 "Borrower" or "Borrowers" means the Company and each of the Company's Subsidiaries indicated as Borrowers on the signature pages hereof (or pursuant to a joinder hereto) on a joint and several basis.

         1.10 "By-laws" means all written by-laws, rules, regulations and all other documents relating to the management, governance or internal regulation of any Person other than an individual, or interpretive of the Articles of such Person, all as from time to time in effect.

         1.11 "Cash Merger Consideration" has the meaning assigned to that term in the Merger Agreement.

         1.12 "Closing Date" means the Initial Closing Date and each subsequent date on which any extension of credit is made pursuant to Section
2.1.1 or 2.2.1.

         1.13 "Collateral" has the meaning assigned to that term in the Pledge and Security Agreement or any other Security Document.

         1.14 "Commitment" means Lender's obligations to extend the credits contemplated by the Credit Documents.

         1.15 "Company" means Spelling Entertainment Group Inc., a Florida corporation.

         1.16 "Copyright Mortgages and Assignments" has the meaning assigned to that term in the Pledge and Security Agreement.

         1.17    "Credit Documents" means:

                 (a) this Agreement, the Notes, and the Guaranty, each as from time to time in effect;

                 (b) all Security Documents, reports, notices, mortgages, assignments, UCC financing statements or certificates delivered to the Lender by the Company or any of its Subsidiaries or Affiliates in connection herewith or therewith; and

                 (c) any other present or future agreement or instrument from time to time entered into among the Company, any of its Subsidiaries or (so long as the Company or its Subsidiary is also party thereto) any Affiliate of any of them, on one hand, and the Lender, on the other hand, relating to, amending or modifying this Agreement or any other Credit Document referred to above or which is stated to be a Credit Document, each as from time to time in effect.

         1.18 "Credit Obligations" means all present and future liabilities, obligations and Indebtedness of the Company, any of its Subsidiaries or any of their respective Affiliates party to a Credit Document owing to Lender or any other Indemnified Party under or in connection with this Agreement or any other Credit Document, including obligations in respect of principal, interest, commitment fees, and other fees, charges, indemnities and expenses from time to time owing hereunder or under any other Credit Document (whether accruing before or after a Bankruptcy Default).

         1.19 "Credit Security" means all assets now or from time to time hereafter subjected to a security interest, mortgage or charge (or intended or required so to be subjected pursuant to this Agreement, the Security Documents or any other Credit Document) to secure the payment or performance of any of the Credit Obligations, including the Collateral described in the Security Documents.

         1.20 "Default" means any Event of Default and any event or condition which with the passage of time or giving of notice, or both, would become an Event of Default.

         1.21 "Effective Time" has the meaning assigned to that term in the Merger Agreement.

         1.22    "Event of Default" is defined in Section 8.1.

         1.23 "Final Revolving Loan Maturity Date" means the earlier of (a) March 31, 1997 or (b) the date which is one hundred twenty (120) days following the date of any termination, repayment or restructuring of the Blockbuster Credit Facility (other than due to an acceleration of Blockbuster's obligations thereunder), unless a written agreement is entered into by Lender and Borrowers in accordance with the provision of Section 15 prior to the end of such 120-day period, in which case the Final Revolving Loan Maturity Date shall be March 31, 1997.

         1.24    "Final Term Loan Maturity Date" means March 31, 1997.

         1.25    "Financing Debt" means:

                 (a)      Indebtedness in respect of borrowed money;

                 (b) Indebtedness in respect of notes, debentures or similar instruments;

                 (c)      Indebtedness in respect of capitalized leases;

                 (d) Indebtedness in respect of the deferred purchase price of assets (other than normal trade accounts payable in the ordinary course of business);

                 (e) Indebtedness in respect of mandatory redemption or dividend rights on capital stock (or other equity); and

                 (f) Indebtedness in respect of unfunded pension liabilities.

         1.26 "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other practices as may be in general use by significant segments of the U.S. accounting profession, which are applicable to the circumstances as of the date of determination.

         1.27 "Guarantee" means, with respect to the Company (or other specified Person):

                 (a) any guarantee by the Company of the payment or performance of, or any contingent obligation by the Company in respect of, any Indebtedness or other obligation of any other Person;

                 (b) any other arrangement whereby credit is extended to a Person on the basis of any promise or undertaking of the Company (including any "comfort letter" or "keep well agreement" written by the Company to a creditor or prospective creditor of such Person) to (i) pay the Indebtedness of such Person,

(ii) purchase an obligation owed by such Person, (iii) pay for the purchase or lease of assets or services regardless of the actual delivery thereof or (iv) maintain the capital, working capital, solvency or general financial condition of such Person, in each case whether or not such arrangement is disclosed in the balance sheet of the Company or referred to in a footnote thereto;

                 (c) any liability of the Company as a general partner of a partnership in respect of Indebtedness or other obligations of such partnership;

                 (d) any liability of the Company as a joint venturer of a joint venture in respect of Indebtedness or other obligations of such joint venture; and

                 (e) reimbursement obligations with respect to letters of credit, surety bonds and other financial guarantees; provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Guarantee and the amount of Indebtedness resulting from such Guarantee shall be the greater of (i) the amount which should be carried on the balance sheet of the Guarantor in respect of such Guarantee or (ii) the amount which should be carried on the balance sheet of the obligor whose obligations were guaranteed in respect of such obligations, in each case as determined in accordance with GAAP.

         1.28 "Guarantor" means the Company, the Borrowers and each other Subsidiary of Company from time to time indicated as a Guarantor on the signature pages to the Guaranty (or pursuant to a joinder thereto).

         1.29 "Guaranty" means the Guaranty of even date hereof among Lender, Borrowers and the other Guarantors, as from time to time in effect.

         1.30 "Indebtedness" means all obligations, contingent, or otherwise, which in accordance with GAAP are required to be carried upon the balance sheet of the Company (or other specified Person) as liabilities, but in any event including;

                 (a) liabilities secured by any Lien existing on property owned or acquired by the Company or any Subsidiary, whether or not the liability secured thereby shall have been assumed;

                 (b)      obligations under capitalized leases;

                 (c) mandatory redemption, repurchase or dividend, obligations with respect to capital stock (or other evidence of beneficial interest); and

                 (d) all Guarantees and endorsements in respect of Indebtedness of others.

         1.31    "Indemnified Party" is defined in Section 9.2.

         1.32    "Initial Closing Date" means January 31, 1994.

         1.33 "Interest Period" means with respect to any Revolving Loan any period, selected as provided in Section 2.1.2, of one, two or three months commencing on any Banking Day and ending on the corresponding date in the subsequent calendar month so selected or, if such subsequent calendar month has no corresponding date, on the last date of such subsequent calendar month); provided, however, that if any Interest Period so selected would otherwise begin or end on a date which is not a Banking Day, such Interest Period shall instead begin or end, as the case may be, on the immediately preceding or succeeding Banking Day as determined by Lender.

         1.34 "Lender" means Blockbuster Entertainment Corporation and its successors and assignees.

         1.35 "Loan or Loans" means one or more of the Revolving Loans or the Term Loan or any combination thereof.

         1.36 "Margin Stock" means "margin stock" within the meaning of Regulations G, T, U or X (or any successor provisions) of the Board of Governors of the Federal Reserve System, or any regulations, interpretations or rulings thereunder, all as from time to time in effect.

         1.37 "Material Adverse Change" means a material adverse change since September 30, 1993 in the business, assets, financial condition, income or prospects of the Company and its Subsidiaries (on a consolidated basis).

         1.38 "Material Subsidiary" means a Subsidiary with assets having a book value exceeding One Million Dollars ($1,000,000) (calculated after the deduction of all assets constituting amounts payable from an Affiliate).

         1.39 "Merger" means the merger of Merger Sub with and into Republic pursuant to the terms and provisions of the Merger Agreement.

         1.40 "Merger Agreement" means the Agreement and Plan of Merger dated as of December 8, 1993 by and among Republic, Company and Merger Sub as from time to time in effect.

         1.41    "Merger Date" means the date that the Merger is consummated.

         1.42 "Merger Sub" means DE Acquisition Corp., a Delaware corporation.

         1.43    "Notes" means the Revolving Note and the Term Note.

         1.44    "Notice of Borrowing" is defined in Section 2.1.2.

         1.45    "Notice of Continuation" is defined in Section 2.1.2.

         1.46 "Obligor" means the Company, each other Borrower, each other Guarantor and each other Person guaranteeing or granting collateral to secure any Credit Obligations.

         1.47 "Payment Date" means (i) with respect to the Revolving Loan, the last Banking Day of each March, June, September and December occurring after the Initial Closing Date, and with (ii) respect to the Term Loan the last Banking Day of each June and December occurring after the making of the Term Loan.

         1.48 "Person" means any present or future natural person or any corporation, association, partnership, joint venture, company, business trust, trust, organization, business or government or any governmental agency or political subdivision thereof.

         1.49 "Pledge and Security Agreement means the Pledge and Security Agreement of even date hereof among Lender, Borrowers and the other Guarantors, as from time to time in effect.

         1.50 "Prior Credit Agreement" means the Credit Agreement dated as of July 27, 1992, as in effect on the Initial Closing Date, among Spelling Entertainment Inc., its Subsidiaries party thereto, The First National Bank of Boston, as a lender and as agent for the other lenders thereunder, The Bank of New York, as a lender and co-agent for the other lenders thereunder and Chemical Bank.

         1.51 "Product" has the meaning assigned to that term in the Pledge and Security Agreement.

         1.52 "Product Rights" has the meaning assigned to that term in the Pledge and Security Agreement.

         1.53 "Republic" means Republic Pictures Corporation, a Delaware corporation.

         1.54    "Revolving Loan" is defined in Section 2.1.1.

         1.55    "Revolving Note" is defined in Section 2.1.3.

         1.56 "Security Documents" means the Pledge and Security Agreement, the Guaranty, the Copyright Mortgages and Assignments, and any other present or future agreements, instruments or documents from time to time between any Borrower, any other Guarantor, any of their respective Subsidiaries or Affiliates, or any other Person and Lender relating to the guaranty of or pledge of a security interest or assignment to secure the payment and performance of the Credit Obligations, as such agreements, instruments or documents are from time to time in effect.

         1.57 "Stated Amount of Revolving Credit" means, at any date, the lesser of (a) Seventy Five Million Dollars ($75,000,000) or (b) such lesser amount (in an integral multiple of $1,000,000) specified by irrevocable written notice from the Borrowers to the Lender permanently reducing the Stated Amount of Revolving Credit.

         1.58 "Subsidiary" of any Person means any other Person of which such Person or other specified Person shall at the time, directly or indirectly through one or more of its Subsidiaries, (a) own at least 50% of the outstanding capital stock (or other shares of beneficial interest) entitled to vote generally, (b) hold at least 50% of the partnership, joint venture or similar interests or (c) be a general partner or joint venturer; provided, however, that the term Subsidiary shall not include any joint venture.

         1.59    "Term Loan" is defined in Section 2.2.1

         1.60    "Term Note" is defined in Section 2.2.2

         1.61 "Trademark Mortgages and Assignments" has the meaning assigned to that term in the Pledge and Security Agreement.

         1.62 "UCC" means the Uniform Commercial Code as in effect in New York on the date hereof.

         1.63 "Unused Availability" means, at any date, the excess of the Stated Amount of Revolving Credit over the Revolving Loan.

2.       The Credits.

         2.1     Revolving Credit.

                 2.1.1 Revolving Loan. Subject to all of the terms and conditions of this Agreement and so long as no Default exists, the Lender will make loans to the Borrowers, who shall borrow on a joint and several basis, from time to time during the period on and after the Initial Closing Date and prior to the Final Revolving Loan Maturity Date, in an aggregate principal amount equal to the amount requested in accordance with Section 2.1.2, but not to exceed at any time an aggregate amount equal to Stated Amount of Revolving Credit then in effect. The aggregate principal amount of the loans made pursuant to this Section 2.1.1 at any time outstanding is referred to as the "Revolving Loan".

                 2.1.2 Borrowing Requests. Revolving Loans will be made to the Borrowers by the Lender under Section 2.1.1 on any Banking Day on or after the Initial Closing Date and prior to the Final Revolving Loan Maturity Date. Not later than noon (New York time) on the fourth Banking Day prior to the requested Closing Date for any such loan, Company, for and on behalf of all the Borrowers will give the Lender notice (either written notice, or telephonic notice promptly confirmed in writing) of their request (a "Notice of Borrowing") specifying (a) the amount of the requested loan (not less than $1,000,000 and in integral multiples of $500,000), (b) the requested Closing Date therefor, and (c) the requested Interest Period; provided that (i) Interest Periods shall be selected so that there shall be no more than five (5) Interest Periods outstanding at any time; (ii) no Interest Period with respect to any Revolving Loan shall expire later than the Final Revolving Loan Maturity Date; (iii) in the case of immediately successive Interest Periods applicable to a Revolving Loan continued pursuant to a Notice of Continuation, (or in the absence of a Notice of Continuation, as provided for in this Section 2.1.2) each successive Interest Period shall commence on the day on which the next preceding Interest Period expires; and (iv) in the event Borrowers fail to specify an Interest Period for any Revolving Loan in the applicable Notice of Borrowing or Notice of Continuation Borrowers shall be deemed to have selected an Interest Period of one month. On or before noon New York time on the fourth Banking Day prior to the expiration of any Interest Period, the Borrowers shall deliver written notice (a "Notice of Continuation") to Lender which shall specify (i) the amount of the Revolving Loan to be continued, and (ii) the requested Interest Period. In lieu of delivering the above-described Notice of Continuation, Borrowers may give Lender telephonic notice by the required time of any proposed continuation under this Section 2.1.2; provided that such notice shall be promptly confirmed in writing by delivery of a Notice of Continuation to Lender on or before the proposed continuation date. If Borrowers shall fail to give Lender a Notice of Continuation as provided above, Borrowers shall be deemed to have given Lender a Notice of Continuation selecting an Interest Period of one month for the then outstanding principal amount of the Revolving Loan with respect to which the Interest Period is expiring. Each such Revolving Loan will be made by depositing the amount thereof to an account maintained by the Borrowers at a financial institution located in New York City, New York.

                 2.1.3 Revolving Note. The Revolving Loan shall be evidenced by a promissory note in substantially the form of Exhibit 2.1.3 (the "Revolving Note") payable by the Borrowers (on a joint and several basis) to the order of the Lender.

         2.2     Term Credit.

                 2.2.1 Term Loan. Subject to all the terms and conditions hereof and so long as no Default exists, Lender will lend to Borrowers as a term loan concurrently with the occurrence of the Effective Time the sum of One Hundred Million Dollars ($100,000,000). If Borrowers desire that Lender make the Term Loan, they shall deliver to Lender a written notice no later than noon (New York time) at least four (4) Banking Days in advance of the proposed Merger Date specifying the proposed Merger Date (which shall be a Banking Day). The aggregate principal amount of the loan made pursuant to this Section 2.2.1 at any time outstanding is referred to as the "Term Loan".

                 2.2.2 Term Note. The Term Loan shall be made by depositing the amount of such loan either to an account maintained by Borrowers at a financial institution located in New York City, New York or such other account at a financial institution located in New York City, New York as Borrowers may direct in written instructions given to Lender, against delivery to Lender of a promissory note in substantially the form of Exhibit 2.2.2 (the "Term Note") payable by the Borrowers (on a joint and several basis) to the order of the Lender.

         2.3     Application of Proceeds.

                 2.3.1 Revolving Loan. The Borrowers will apply the proceeds of the Revolving Loan to pay the Indebtedness under the Prior Agreement, for working capital and for other lawful corporate purposes of the Company and its Subsidiaries.

                 2.3.2 Term Loan. The Borrowers will apply the proceeds of the Term Loan only to pay all or a portion of the Cash Merger Consideration in connection with the Merger and may not use the proceeds of the Term Loan for any other purpose.

                 2.3.3 Specifically Prohibited Applications. The Borrowers will not, directly or indirectly, apply any part of the proceeds of any extension of credit made pursuant to the Credit Documents to purchase or to carry Margin Stock or to any transaction prohibited by any laws or regulations applicable to the Borrowers.

3.       Interest; Fees.

         3.1     Interest.

                 3.1.1 Revolving Loan. Each Revolving Loan shall accrue and bear daily interest at a rate per annum which shall at all times equal the Applicable Rate applicable to such Revolving Loan. Prior to any stated or accelerated maturity of the Revolving Loan, the Borrowers will, on each Payment Date applicable to the Revolving Loan, pay the accrued and unpaid interest on the Revolving Loan. On any stated or accelerated maturity of the Revolving Loan, the Borrowers will pay all accrued and unpaid interest on the Revolving Loan.

                 3.1.2 Term Loan. The Term Loan shall accrue and bear daily interest at the rate of 6-5/8% per annum. Prior to any stated or accelerated maturity of the Term Loan, the Borrowers will, on each Payment Date applicable to the Term Loan, pay the accrued and unpaid interest on the Term Loan. On any stated or accelerated maturity of the Term Loan, the Borrowers will pay all accrued and unpaid interest on the Term Loan.

                 3.1.3 Interest on Overdue Amounts. The Borrowers will on demand pay daily interest (including post-petition interest in any proceeding under applicable bankruptcy laws) on any overdue installments of principal and, to the extent not prohibited by applicable law, on any overdue installments of interest and fees owed under any Credit Document at a rate per annum which equals the sum of 2% plus the highest Applicable Rate then in effect.

                 3.1.4 Limitation by Applicable Law. Anything in this Agreement or the Notes to the contrary notwithstanding, the interest rates on the Loans shall in no event be in excess of the maximum permitted by applicable law.

         3.2     Fees.

                 3.2.1 Commitment Fees. In consideration of the Lender's commitments to make the extensions of credit provided for in Section 2.1, while such commitments are outstanding, the Borrowers (jointly and severally) will pay to the Lender, on each Payment Date applicable to the Revolving Loan, a commitment fee equal to daily interest at the rate of .175% per annum on the amount by which (a) the daily Stated Amount of Revolving Credit during the three-month period or portion thereof ending on such date exceeded (b) the daily Revolving Loans outstanding during such period or portion thereof; provided, however, that the commitment fee due on the last Banking Day of March, 1994 shall be for the period beginning on the Initial Closing Date and ending on such last Banking Date.

                 3.2.2 Facility Fee. Borrowers (jointly and severally) agree to pay to Lender, payable annually in advance on the Initial Closing Date and each annual anniversary thereafter, a facility fee equal to Three Hundred Fifty Thousand Dollars ($350,000) per annum (i.e., .20% of $175,000,000). If Borrowers permanently and irrevocably terminate Lender's obligations to make the Revolving Loans and Term Loans hereunder and Borrowers repay all Credit Obligations hereunder and under the other Credit Documents, then Lender agrees to repay to Borrowers a portion of the annual facility fee paid to Lender pursuant to this Section 3.2.2 with respect to the applicable one year period, pro-rated on the basis of a 360-day year for the actual number of days remaining in the year.

                 3.2.3 Annual Administrative Fee. Borrowers (jointly and severally) agree to pay Lender an annual administrative fee equal to $15,000 on the Initial Closing Date and on each anniversary thereafter prior to the Final Revolving Loan Maturity Date.

         3.3 Computations of Interest and Fees. For purposes of this Agreement, interest and fees (and any amount expressed as interest or such fees) shall be computed on a daily basis and on the basis of a 360-day year for the actual number of days elapsed. In computing interest on any Loan, the date of the making of such Loan or the first day of an Interest Period applicable to such Loan shall be included, and the date of payment of such Loan shall be excluded; provided that if a Loan is repaid on the same day on which it is made, one day's interest shall be paid on that Loan.

4.       Payment.

         4.1 Payment at Maturity. On the stated or any accelerated maturity of the Notes, the Borrowers will pay to the Lender for credit to the applicable Note an amount equal to the principal evidenced by the applicable Note then due, together with all accrued and unpaid interest thereon and all other Credit Obligations in respect thereof then outstanding.

         4.2 Contingent Required Prepayments. If at any time the aggregate of the Revolving Loans outstanding exceeds the Stated Amount of Revolving Credit then in effect, the Borrowers will promptly pay the amount of such excess to Lender.

         4.3 Voluntary Prepayments. In addition to the prepayments required by Section 4.2, the Borrowers may from time to time prepay all or any portion of the Revolving Loan, without premium. The Borrower making such a prepayment shall give the Lender at least four (4) Banking Days' prior notice of its intention to prepay, specifying the date of payment, the total principal amount of the Revolving Loan to be paid on such date and the amount of interest to be paid with such prepayment. The Borrowers may from time to time prepay all or any portion of the Term Loan (in a minimum amount of $1,000,000 and in integral multiples of $500,000), without premium. The Borrowers making such a prepayment shall give Lender at least thirty (30) Banking Days' prior notice of their intention to prepay, specifying the date of payment, the total principal amount of the Term Loan to be paid on such date and the amount of interest to be paid with such prepayment.

         4.4 Reborrowing. The amounts of the Revolving Loan repaid or prepaid pursuant to Section 4.3 may be reborrowed from time to time prior to the Final Revolving Loan Maturity Date in accordance with
Section 2.1.  Amounts of the Term Loan repaid or prepaid pursuant to Section
4.3 may not be reborrowed.

         4.5 Payment with Accrued Interest. Upon all prepayments of the Loans, the Borrower making the prepayment shall pay to the Lender the principal amount to be prepaid together with unpaid interest in respect thereof accrued to the date of prepayment. Notice of prepayment having been given in accordance with Section 4.3 and whether or not notice is given of prepayments pursuant to Section 4.2, the amount specified to be prepaid shall become due and payable on the date specified for prepayment.

         4.6 Payments. The Borrowers shall make each payment of principal, interest and fees hereunder and under the Notes, without defense, setoff or counterclaim, not later than 12 noon, New York time, on the day when due in lawful money of the United States of America to the Lender at an account of the Lender designated from time to time in immediately available funds.

         4.7 Payment on Non-Banking Days. Whenever any payment to be made hereunder or under the Notes shall be stated to be due on a day that is not a Banking Day, such payment may be made on the next succeeding Banking Day, and with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

5.       Conditions to Extending Credit.

         5.1 Conditions on Initial Closing Date. The obligations of Lender to make any Loan pursuant to Section 2 shall be subject to the satisfaction, on or before the Initial Closing Date, of the following conditions, in addition to the conditions set forth in Section 5.3:

                 5.1.1 Notes. The Borrowers shall have executed the Notes and delivered them to the Lender.

                 5.1.2 Guaranty. Each of the Borrowers and the other Guarantors shall have entered into a Guaranty in form and substance satisfactory to Lender pursuant to which each Guarantor shall jointly and severally guaranty payment of all Credit Obligations and pursuant to which they shall agree to make contributions among themselves with respect to payments made in accordance with their respective guarantees of the Credit obligations.

                 5.1.3 Payment of Fees. The Company shall have paid to the Lender a closing fee in the amount of $200,000.

                 5.1.4 Termination of Prior Credit Agreement. The Prior Credit Agreement shall have been terminated, all the security interests relating thereto shall no longer be effective and provisions satisfactory to the Lender for the release of record and the reassignment of financing statements, instruments and documents which were executed in order to perfect such security interests shall have been made.

                 5.1.5 Perfection of Security. Each Obligor shall have duly authorized, executed, acknowledged, delivered, filed, registered and recorded such security agreements, notices, financing statements, Security Documents, and other instruments as the Lender may have requested in order to perfect the security interests and encumbrances purported or required pursuant to the Credit Documents to be created in the Credit Security.

                 5.1.6 Board Resolutions. Lender shall have received a copy of the resolutions of the Board of Directors of the Company and the resolutions of an independent, disinterested committee of the Board of Directors of the Company, each in form and substance satisfactory to Lender approving and authorizing the execution, delivery and performance of the Credit Documents and the transactions contemplated thereunder, each certified as of the Initial Closing Date by the secretary or an assistant secretary of the Company.

         5.2 Conditions to the Term Loan. The obligations of Lender to make the Term Loan pursuant to Section 2.2 shall be subject to the concurrent consummation of the Merger and the satisfaction of the conditions in Sections
5.1 and 5.3.

         5.3 Conditions to Each Extension of Credit. The obligations of Lender to make any Loan pursuant to Section 2 shall be subject to the satisfaction, on or before the Closing Date for such Loan, of the following conditions:

                 5.3.1 Proper Proceedings. This Agreement, each other Credit Document and the transactions contemplated hereby and thereby shall have been authorized by all necessary proceedings of each Obligor and any of their respective Affiliates party thereto. All necessary consents, approvals and authorizations of any governmental or administrative agency or any other Person of any of the transactions contemplated hereby or by any other Credit Document shall have been obtained and shall be in full force and effect. Lender shall have received copies of all documents that Lender may have reasonably requested in connection with the foregoing.

                 5.3.2 No Default. No Default shall have occurred and be continuing, or would result from such borrowing.

                 5.3.3 Representations and Warranties. All representations and warranties contained in this Agreement and the other Credit Documents shall be true and correct in all material respects on the date of such Loan to the same extent as though made on and as of that date.

6.       Covenants.

         6.1 Non-Borrower Subsidiaries. Each of the Borrowers covenants that, until all of the Credit Obligations shall have been paid in full and until Lender's commitments to extend credit under this Agreement and any other Credit Document shall have been irrevocably terminated, it and its respective present and future Subsidiaries (including, without limitation, Republic and Republic's Subsidiaries following consummation of the Merger) will cause any present and future Material Subsidiary (including, without limitation, Republic and Republic's Material Subsidiaries following consummation of the Merger) to become a Borrower hereunder (other than a Material Subsidiary organized under the laws of a jurisdiction outside of the United States which is prohibited under applicable foreign law from guaranteeing the Credit Obligations) by executing a joinder to this Agreement, the Security Documents and such other documents as the Lender may reasonably request.

         6.2 Disposition of Assets. Neither the Company nor any of its Subsidiaries will sell, lease, license, convey or otherwise dispose of, in one transaction or a series of transactions, all or a substantial part of its business or assets whether now owned or hereafter acquired; provided, however, that Company and its Subsidiaries may sell, distribute or otherwise exploit Product and Product Rights in the ordinary course of business.

7.       Representations and Warranties.

         7.1 Borrower's Representations and Warranties. In order to induce the Lender to extend credit to the Borrowers hereunder, each of the Borrowers jointly and severally represents and warrants that:

                 7.1.1 Organization, Etc. Each Borrower is a duly organized and validly existing corporation, in good standing under the laws of the state of its incorporation, with all power and authority, corporate or otherwise, necessary to (a) enter into and perform this Agreement and each other Credit Document to which it is party, (b) guarantee the Credit Obligations, (c) grant the Lender the security interests in the Credit Security owned by it to secure the Credit Obligations and (d) own its properties and carry on the business now conducted or proposed to be conducted by it. Each Borrower has taken all corporate action required to execute, deliver and perform this Agreement and each other Credit Document to which it is party.

                 7.1.2 No Legal Obstacle to Agreements. Neither the execution and delivery of this Agreement or any other Credit Document, nor the making of any borrowings hereunder, nor the guaranteeing of the Credit Obligations, nor the securing of the Credit Obligations with the Credit Security, nor the fulfillment of the terms hereof or of any other Credit Document, has constituted or resulted in or will constitute or result in:

                          (a)        any breach or termination of the
         provisions of any agreement, instrument, deed or lease to which the Company or any of its Subsidiaries is a party or by which it is bound;

                          (b) the violation of any law, statute, judgment, decree or governmental order, rule or regulation applicable to the Company or any of its Subsidiaries;

                          (c)        the creation under any agreement,
         instrument, deed or lease of any Lien (other than Liens on the Credit Security which secure the Credit Obligations) upon any of the assets of the Company or any of its Subsidiaries; or

                          (d) any redemption, retirement or other repurchase obligation of the Company or any of its Subsidiaries under any Articles, By-law, agreement, instrument, deed or lease.

Other than filings to perfect the security interests in the Credit Security, no approval, authorization or other action by, or declaration to or filing with, any governmental or administrative authority or any other Person is required to be obtained or made by the Company or any Subsidiary in connection with the execution, delivery and performance of this Agreement, the Notes or any other Credit Document, or the making of any borrowing hereunder.

                 7.1.3 Defaults. Neither the Company nor any of its Subsidiaries is in default under any provision of its Articles or By-laws or of this Agreement or any other Credit Document. Neither the Company nor any of its Subsidiaries is in default under any provision of any agreement, instrument, deed or lease to which it is party or by which it or its property is bound, or has violated any law, judgment, decree or governmental order, rule or regulation, in each case, so as to result, or pose a material risk of resulting, in any Material Adverse Change.

                 7.1.4 Validity. Each of the Credit Documents has been duly executed and delivered by each Obligor and is the legally valid and binding obligation of each Obligor, enforceable against each Obliger in accordance with its respective terms; except in each case as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors' rights.

                 7.1.5 No Material Adverse Change. No event or change has occurred that represents, either in any case or in the aggregate, a Material Adverse Change.

                 7.1.6    Material Subsidiaries.  Attached hereto as Schedule
7.1.6 is a true and complete list of all Persons who are Material Subsidiaries of Spelling Entertainment Inc.

         7.2 Lender's Representations and Warranties. In order to induce the Borrowers to enter into this Agreement and the other Credit Documents, Lender represents and warrants that:

                 7.2.1 Organization, Etc. Lender is a duly organized and validly existing corporation, in good standing under the laws of the state of its incorporation, with all power and authority, corporate or otherwise, necessary to enter into and perform this Agreement and each other Credit Document to which it is party. Lender has taken all corporate action required to execute, deliver and perform this Agreement and each other Credit Document to which it is party.

                 7.2.2 Validity. Each of the Credit Documents to which Lender is a party has been duly executed and delivered by Lender and is the legally valid and binding obligation of Lender, enforceable against Lender in accordance with its respective terms; except in each case as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors' rights.

8.       Defaults.

         8.1 Events of Default. The following events are referred to as "Events of Default":

                 8.1.1 Any Borrower shall fail to make any payment in respect of: (a) interest on any of the Credit Obligations owed by it as the same shall become due and payable, and such failure shall continue for a period of five consecutive days, or (b) any fee on, or any expense or indemnity in respect of, any of the Credit Obligations as the same shall become due and payable and such failure shall continue for a period of five consecutive days after notice thereof by the Lender to the Company, or (c) principal of any of the Credit Obligations owed by it as the same shall become due, whether at maturity or by acceleration or otherwise.

                 8.1.2 The Company or any of its Subsidiaries or any of their respective Affiliates party to any Credit Document shall fail to perform or observe any other covenant, agreement or provision to be performed or observed by it under this Agreement or any other Credit Document, and such failure shall not be cured within 30 days after notice thereof by Lender to the Company.

                 8.1.3 Any material representation or material warranty of or with respect to the Company, any of its Subsidiaries or any of their respective Affiliates party to any Credit Document made to Lender in, pursuant to or in connection with this Agreement or any other Credit Document shall be materially false on the date as of which it was made.

                 8.1.4    (a)      The Company or any of its Subsidiaries
         shall fail to make any payment when due (after giving effect to any applicable grace periods) in respect of any Financing Debt (other than the Credit Obligations) outstanding in an aggregate amount of principal and accrued and unpaid interest exceeding $1,000,000;

                          (b) The Company or any of its Subsidiarie shall fail to perform or observe the terms of any agreement relating to such Financing Debt, and such failure or condition shall continue, without having been duly cured, waived or consented to, beyond the period of grace, if any, specified in such agreement, and such failure or condition shall permit the acceleration of such Financing Debt in an aggregate amount of principal and accrued and unpaid interest exceeding $1,000,000;

                          (c) any such Financing Debt of the Company or any of its Subsidiaries in an aggregate amount of principal and accrued and unpaid interest exceeding $1,000,000 shall be accelerated or become due or payable prior to its stated maturity for any reason whatsoever (other than voluntary prepayments thereof);

                          (d) any lien on any property of the Company or any of its Subsidiaries securing any such Financing Debt in an aggregate amount of principal and accrued and unpaid interest exceeding $1,000,000 shall be enforced by foreclosure or similar action; or

                          (e) any holder of any such Financing Debt in an aggregate amount of principal and accrued and unpaid interest exceeding $1,000,000 shall exercise any right of rescission with respect to the issuance thereof.

                 8.1.5 Any Credit Document shall cease, for any reason (other than the scheduled termination thereof in accordance with its terms), to be in full force and effect; or the Company, any of its Subsidiaries or any of their respective Affiliates party thereto shall so assert in a judicial or similar proceeding; or the security interests created by this Agreement and the other Credit Documents shall cease to be enforceable and of the same effect and priority purported to be created hereby, except solely as a result of failure by the Lender to file continuation statements with respect to financing statements or to take other similar administrative steps within its sole control.

                 8.1.6    A final judgment:

                          (a) which, with other outstanding final judgments against the Company and any of its Subsidiaries, exceeds an aggregate of $3,000,000 shall be rendered against the Company or any of its Subsidiaries or Affiliates party to any Credit Document, or

                          (b) which grants injunctive relief that results in, or poses a material risk of resulting in, a Material Adverse Change shall be rendered,

and if, within 60 days after entry thereof, such judgment shall not have been discharged or execution thereof stayed pending appeal, or if, within 60 days after the expiration of any such stay, such judgment shall not have been discharged.

                 8.1.7 The Company, any of its Material Subsidiaries or any of their respective Affiliates obligated with respect to any Credit Obligation shall:

                          (a) commence a voluntary case under the Bankruptcy Code or authorize, by appropriate proceedings of its board of directors or other governing body, the commencement of such a voluntary case;

                          (b)        have filed against it a petition
         commencing an involuntary case under the Bankruptcy Code which shall not have been dismissed within 60 days after the date on which such petition is filed; or file an answer or other pleading within such 60-day period admitting or failing to deny the material allegations of such a petition or seeking, consenting to or acquiescing in the relief therein provided;

                          (c) have entered against it an order for relief in any involuntary case commenced under the Bankruptcy Code;

                          (d)        seek relief as a debtor under any
         applicable law, other than the Bankruptcy Code, of any jurisdiction relating to the liquidation or reorganization of debtors, or to the modification or alteration of the rights of creditors, or consent to or acquiesce in such relief;

                          (e) have entered against it an order by a court of competent jurisdiction (i) finding it to be bankrupt or insolvent, (ii) ordering or approving its liquidation, reorganization or any modification or alteration of the rights of its creditors or
         (iii) assuming custody of, or
         appointing a receiver or other custodian for, all or a substantial portion of its property; or

                          (f) make an assignment for the benefit of, or enter into a composition with, its creditors, or appoint, or consent to the appointment of, or suffer to exist a receiver or other custodian for, all or a substantial portion of its property.

                 8.1.8 Lender and its Affiliates shall cease to beneficially own and control a majority of the issued and outstanding shares of capital stock of Company entitled (without regard to the occurrence of any contingency) to vote for the election of members of the board of directors of Company.

                 8.1.9 Lender shall fail to make any payment when due in respect of or should otherwise be in breach or default of (in each case, after giving effect to any applicable grace period) the Blockbuster Credit Facility.

         8.2 Certain Actions Following an Event of Default. If any one or more Events of Default shall occur and be continuing, then in each and every such case:

                 8.2.1 No Obligation to Extend Credit. Lender may terminate the obligations of Lender to make any further extensions of credit under the Credit Documents by furnishing notice thereof to the Borrowers; provided, however, that the obligations of Lender to make any further extensions of credit under the Credit Documents shall automatically terminate without notice to the Borrowers upon the occurrence of a Bankruptcy Default.

                 8.2.2 Specific Performance; Exercise of Rights. Lender may proceed to protect and enforce Lender's rights by suit in equity, action at law and/or other appropriate proceeding, either for specific performance of any covenant or condition contained in this Agreement or any other Credit Document or in any instrument or assignment delivered to the Lender pursuant to this Agreement or any other Credit Document, or in aid of the exercise of any power granted in this Agreement or any other Credit Document or any such instrument or assignment.

                 8.2.3 Acceleration. Lender may, by notice in writing to the Borrowers, declare all or any part of the unpaid balance of the Credit Obligations then outstanding to be immediately due and payable, and thereupon such unpaid balance or part thereof shall become so due and payable without presentation, protest or further demand or notice of any kind, all of which are hereby expressly waived; provided, however, that if a Bankruptcy Default shall have occurred, the unpaid balance of the Credit Obligations shall automatically become immediately due and payable; provided, however, that if an Event of Default described in Section 8.1.9 has occurred and is continuing but at the applicable time of determination the Indebtedness incurred under the Blockbuster Credit Facility has not been accelerated, then Lender may not by reason of such Event of Default, declare all or any part of the unpaid balance of the Credit Obligations then outstanding to be immediately due and payable until such time, if ever, that the Indebtedness under the Blockbuster Credit Facility is accelerated.

                 8.2.4 Enforcement of Payment; Setoff. Lender may proceed to enforce payment of the Credit Obligations in such manner as it may elect and to realize upon any and all rights in the Credit Security. Lender may offset and apply toward the payment of the Credit Obligations (and/or toward the curing of any Event of Default) any Indebtedness from Lender to the respective Obligors, regardless of the adequacy of any security for the Credit Obligations. Lender shall have no duty to determine the adequacy of any such security in connection with any such offset.

                 8.2.5 Cumulative Remedies. To the extent not prohibited by applicable law which cannot be waived, all of the Lender's rights hereunder and under each other Credit Document shall be cumulative.

         8.3 Annulment of Defaults. Any Default or Event of Default shall be deemed to exist and to be continuing for any purpose of this Agreement until such Default or Event of Default has been completely cured in every respect or the Lender shall have waived such Default or Event of Default in writing or entered into an amendment to this Agreement which by its express terms cures such Default or Event of Default. No such action by the Lender shall extend to or affect any subsequent Default or Event of Default or impair any rights of the Lender upon the occurrence thereof. The making of any extension of credit during the existence of any Default or Event of Default shall not constitute a waiver thereof.

         8.4 Waivers. Each of the Borrowers waives to the extent not prohibited by the provisions of applicable law that cannot be waived:

                          (a) all presentments, demands for performance, notices of nonperformance (except to the extent required by the provisions of this Agreement or any other Credit Document), protests, notices of protest and notices of dishonor;

                          (b) any requirement of diligence or promptness in the part of Lender in the enforcement of its rights under this Agreement, the Notes or any other Credit Document;

                          (c) any and all notices of every kind and description which may be required to be given by any statute or rule of law.

9.       Expenses; Indemnity.

         9.1 Expenses. Whether or not the transactions contemplated hereby shall be consummated (unless such transactions are not consummated solely by reason of the gross negligence or willful misconduct of Lender), the Borrowers will pay:

                          (a)        all reasonable expenses of Lender
         (including the reasonable fees, expenses and disbursements of counsel to Lender including allocated costs of internal counsel) in connection with the preparation, negotiation, execution, delivery and administration of this Agreement, each other Credit Document, the transactions contemplated hereby and thereby and operations hereunder and thereunder;

                          (b) all recording and filing fees and transfer and documentary stamp and similar taxes at any time payable in respect of this Agreement, any other Credit Document, any Credit Security or the incurrence of the Credit Obligations; and

                          (c) to the extent not prohibited by applicable law that cannot be waived, all other reasonable expenses incurred by Lender or the holder of any Credit Obligation in connection with the enforcement of any rights hereunder or under any other Credit Document, including costs of collection and reasonable attorneys' fees (including a reasonable allowance for the hourly cost of attorneys employed by Lender on a salaried basis) and expenses.

         9.2 General Indemnity. The Borrowers will, jointly and severally, indemnify Lender and hold Lender harmless from any liability, loss or damage resulting from the violation by the Borrowers of Section 2.3. The Borrowers will also, jointly and severally, indemnify Lender, each of the Lender's directors, officers, employees, attorneys, and Affiliates and each Person, if any, who controls Lender (Lender and each of such directors, officers, employees and Affiliates and control Persons is referred to as an "Indemnified Party") and hold each of them harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel (including allocated costs of internal counsel) for such Indemnified Party in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnified Party shall be designated a party thereto), that may be imposed on, incurred by, or asserted against that Indemnified Party, in any manner relating to or arising out of this Agreement or the other Credit Documents, Lender's agreement to make the Loans as provided herein, or the use or intended use of the proceeds of any of the Loans hereunder (the "Indemnified Liabilities"); provided that Borrowers shall have no obligation to an Indemnified Party hereunder with respect to Indemnified Liabilities arising from (i) the gross negligence or willful misconduct of that Indemnified Party or (ii) an investigative proceeding related primarily to the activities of Lender. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, and Borrower shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Liabilities incurred by the Indemnified Parties or any of them. The indemnities contained in this subsection shall survive the termination of the other provisions of this Agreement, shall constitute separate and independent obligations of each Borrower from its other obligations under this Agreement and shall give rise to separate and independent causes of action against each Borrower.

10. Successors and Assigns. Any reference in this Agreement to any of the parties hereto shall be deemed to include the successors and assigns of such party, including without limitation any assignee or transferee of any of the Loans, and all covenants and agreements by or on behalf of the Borrowers or Lender that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns; provided, however, that the Company and its Subsidiaries may not assign their rights or obligations under this Agreement.

11. Notices. Except as otherwise specified in this Agreement, any notice required to be given pursuant to this Agreement shall be given in writing. Any notice, demand or other communication in connection with this Agreement shall be deemed to be given if given in writing (including telex, telecopy or similar teletransmission) addressed as provided below (or to the addressee at such other address as the addressee shall have specified by notice actually received by the addressor), and if either (a) actually delivered in fully legible form to such address (evidenced in the case of a telex by receipt of the correct answer back) or (b) in the case of a letter, five days shall have elapsed after the same shall have been deposited in the United States mails, with first-class postage prepaid and registered or certified.

         If to the Company or any of its Subsidiaries, to it in care of the Company at its address set forth on the signature page hereof, to the attention of the chief financial officer.

         If to Lender, to it at its address set forth on the signature page of this Agreement, to the attention of the chief financial officer with a copy to the assistant treasurer and director of cash management.

12. Course of Dealing; Amendments and Waivers. No course of dealing between Lender, on one hand, and the Company or any of its Subsidiaries or their respective Affiliates, on the other hand, shall operate as a waiver of any of Lender's rights under this Agreement or any other Credit Document or with respect to the Credit Obligations. Each of the Company and its Subsidiaries acknowledges that if the Lender, without being required to do so by this Agreement or any other Credit Document, gives any notice or information to, or obtains any consent from, any of the Company and its Subsidiaries or any of their respective Affiliates, Lender shall not by implication have amended, waived or modified any provision of this Agreement or any other Credit Document, or created any duty to give any such notice or information or to obtain any such consent on any future occasion. No delay or omission on the part of Lender in exercising any right under this Agreement or any other Credit Document or with respect to the Credit Obligations shall operate as a waiver of such right or any other right hereunder or thereunder. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion. No waiver, consent or amendment with respect to this Agreement or any other Credit Document shall be binding unless it is in writing and signed by Lender.

13.      Venue; Service of Process.  Each of the Borrowers:

                          (a) Irrevocably submits to the nonexclusive jurisdiction of the state and federal courts located in the States of New York, Florida and California for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement or any other Credit Document or the subject matter hereof or thereof.

                          (b) Waives to the extent not prohibited by applicable law, and agrees not to assert, by way of motion, as a defense or otherwise, in any such proceeding brought in any of the above-named courts, any claim that it is not subject personally to the jurisdiction of such court, that its property is exempt or immune from attachment or execution, that such proceeding is brought in an inconvenient forum, that the venue of such proceeding is improper, or that this Agreement or any other Credit Document, or the subject matter hereof or thereof, may not be enforced in or by such court.

Each of the Borrowers and the Lender consents to service of process in any such proceeding in any manner permitted by applicable state or federal law and agrees that service of process by registered or certified mail, return receipt requested, at its address specified in or pursuant to Section 11 is reasonably calculated to give actual notice.

14. General. All covenants, agreements, representations and warranties made in this Agreement or any other Credit Document or in certificates delivered pursuant hereto or thereto shall be deemed to have been relied on by Lender, notwithstanding any investigation made by Lender on its behalf, and shall survive the execution and delivery to the Lender hereof and thereof. The invalidity or unenforceability of any other provision hereof shall not affect the validity or enforceability of any other provision hereof. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. This Agreement and the other Credit Documents constitute the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior and current understandings and agreements, whether written or oral. Section 9 shall survive the termination of this Agreement. This Agreement may be executed in any number of counterparts which together shall constitute one instrument.
THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (OTHER THAN THE CONFLICT OF LAWS RULES) OF THE STATE OF NEW YORK.

15. Negotiations Regarding Possible Extension of Final Revolving Loan Maturity Date. If prior to March 31, 1997, the Blockbuster Credit Facility is terminated, repaid or restructured (other than due to an acceleration of Blockbuster's obligations thereunder) so as to result in an increased cost of funds to Lender, then for a period of one hundred twenty (120) days thereafter Lender and Borrowers will negotiate in good faith to reset the interest rates and fees applicable to the Revolving Loans hereunder in order to take into account Lender's increased cost of funds.

                  (Remainder of page intentionally left blank)

         Each of the undersigned has caused this Agreement to be executed and delivered by its duly authorized officer as an agreement under seal as of the date first above written.

                           BORROWERS

                                SPELLING ENTERTAINMENT GROUP INC.



                                By:_________________________________
                                   Title:

                                   One Blockbuster Plaza
                                   200 South Andrews Avenue
                                   Fort Lauderdale, Florida  33301


                                SPELLING ENTERTAINMENT INC.



                                By:_________________________________
                                   Title:

                                   5700 Wilshire Boulevard
                                   Los Angeles, California  90036


                                   AARON SPELLING PRODUCTIONS, INC.
                                   LAUREL ENTERTAINMENT, INC.
                                   SPELLING FILMS INTERNATIONAL, INC.
                                   SPELLING TELEVISION INC.
                                   TORAND PRODUCTIONS INC.
                                   WORLDVISION ENTERPRISES, INC.
                                   HAMILTON PROJECTS, INC.
                                   LAUREL TV, INC.
                                   LAUREL-KING, INC.
                                   LAUREL EFX, INC.
                                   LAUREL PICTURES INC.



                                   By:_________________________________
                                      As an authorized officer of each
                                      each of the foregoing corporations

                                      5700 Wilshire Boulevard
                                      Los Angeles, California  90036

           LENDER


                 BLOCKBUSTER ENTERTAINMENT CORPORATION



                    By:____________________________
                       Title:

                       One Blockbuster Plaza
                       200 South Andrews Avenue
                       Fort Lauderdale, Florida  33301

                                                                   EXHIBIT 2.1.3


                                 REVOLVING NOTE


$75,000,000                                             as of January 31, 1994



         FOR VALUE RECEIVED, each of the undersigned, Spelling Entertainment Group Inc., a Florida corporation (the "Company"), and certain of its subsidiaries listed on the signature page hereof (together with the Company, the "Borrowers"), jointly and severally, hereby promises to pay Blockbuster Entertainment Corporation (the "Lender") or order, on the Final Revolving Loan Maturity Date (as defined in the Credit Agreement referred to below), the aggregate unpaid principal amount of the loans made by the Lender to the Borrowers pursuant to the Credit Agreement. The Borrowers jointly and severally promise to pay daily interest, computed as provided in such Credit Agreement, on the aggregate principal amount of such loans from time to time unpaid at the per annum rate applicable to such unpaid principal amount as provided in such Credit Agreement and to pay interest on overdue principal and, to the extent not prohibited by applicable law, on overdue installments of interest and fees at the rate specified in such Credit Agreement, all such interest being payable at the times specified in such Credit Agreement, except that all accrued interest shall be paid at the stated or accelerated maturity hereof or upon the prepayment in full hereof.

         Payments hereunder shall be made to Lender at such account of Lender as is specified by Lender in writing from time to time.

         This Revolving Note evidences borrowings under, and is entitled to the benefits and security of, and is subject to the provisions of, the Credit Agreement dated as of January 31, 1994, as from time to time in effect (the "Credit Agreement"), among the Borrowers and Lender and the Security Documents (as defined in the Credit Agreement). The principal of this Revolving Note is prepayable in the amounts and under the circumstances set forth in the Credit Agreement, and may be prepaid in whole or from time to time in part, all as set forth in the Credit Agreement. Terms defined in the Credit Agreement and not otherwise defined herein are used herein with the meanings so defined.

         In case an Event of Default shall occur and be continuing, the entire principal of this Revolving Note may become or be declared due and payable in the manner and with the effect provided in the Credit Agreement.





                                 Exhibit 2.1.3
                                      1

         THIS REVOLVING NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS (OTHER THAN THE CONFLICT OF LAWS RULES) OF THE STATE OF NEW YORK.

         The parties hereto, including the Borrowers and all guarantors and endorsers, hereby waive presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Revolving Note, except as specifically otherwise provided in the Credit Agreement, and assent to extensions of time of payment, or forbearance or other indulgence without notice.


                                         SPELLING ENTERTAINMENT GROUP INC.



                                         By:_______________________________
                                            Title:


                                         SPELLING ENTERTAINMENT INC.



                                         By:_______________________________
                                            Title:


                                         AARON SPELLING PRODUCTIONS, INC.
                                         LAUREL ENTERTAINMENT, INC.
                                         SPELLING FILMS INTERNATIONAL, INC.
                                         SPELLING TELEVISION INC.
                                         TORAND PRODUCTIONS INC.
                                         WORLDVISION ENTERPRISES, INC.
                                         HAMILTON PROJECTS, INC.
                                         LAUREL TV, INC.
                                         LAUREL-KING, INC.
                                         LAUREL EFX, INC.
                                         LAUREL PICTURES INC.


                                         By:_______________________________
                                            As an authorized officer of
                                            each of the foregoing
                                            corporations





                                 Exhibit 2.1.3
                                      2

                                                                   EXHIBIT 2.2.2


                                   TERM NOTE


$100,000,000                                          as of January 31, 1994



         FOR VALUE RECEIVED, each of the undersigned, Spelling Entertainment Group Inc., a Florida corporation (the "Company"), and certain of its subsidiaries listed on the signature page hereof (together with the Company, the "Borrowers"), jointly and severally, hereby promises to pay Blockbuster Entertainment Corporation (the "Lender") or order, on the Final Term Loan Maturity Date (as defined in the Credit Agreement referred to below), the aggregate unpaid principal amount of the Term Loan made by the Lender to the Borrowers pursuant to the Credit Agreement. The Borrowers jointly and severally promise to pay daily interest, computed as provided in such Credit Agreement, on the aggregate principal amount of such loans from time to time unpaid at the per annum rate applicable to such unpaid principal amount as provided in such Credit Agreement and to pay interest on overdue principal and, to the extent not prohibited by applicable law, on overdue installments of interest and fees at the rate specified in such Credit Agreement, all such interest being payable at the times specified in such Credit Agreement, except that all accrued interest shall be paid at the stated or accelerated maturity hereof or upon the prepayment in full hereof.

         Payments hereunder shall be made to Lender at such account of Lender as is specified by Lender in writing from time to time.

         This Term Note evidences borrowings under, and is entitled to the benefits and security of, and is subject to the provisions of, the Credit Agreement dated as of January 31, 1994, as from time to time in effect (the "Credit Agreement"), among the Borrowers and Lender and the Security Documents (as defined in the Credit Agreement). The principal of this Term Note is prepayable in the amounts and under the circumstances set forth in the Credit Agreement, and may be prepaid in whole or from time to time in part, all as set forth in the Credit Agreement. Terms defined in the Credit Agreement and not otherwise defined herein are used herein with the meanings so defined.

         In case an Event of Default shall occur and be continuing, the entire principal of this Term Note may become or be declared due and payable in the manner and with the effect provided in the Credit Agreement.





                                 Exhibit 2.2.2
                                      1

         THIS TERM NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS (OTHER THAN THE CONFLICT OF LAWS RULES) OF THE STATE OF NEW YORK.

         The parties hereto, including the Borrowers and all guarantors and endorsers, hereby waive presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Term Note, except as specifically otherwise provided in the Credit Agreement, and assent to extensions of time of payment, or forbearance or other indulgence without notice.


                                          SPELLING ENTERTAINMENT GROUP INC.



                                          By:_______________________________
                                             Title:


                                          SPELLING ENTERTAINMENT INC.



                                          By:_______________________________
                                             Title:


                                          AARON SPELLING PRODUCTIONS, INC.
                                          LAUREL ENTERTAINMENT, INC.
                                          SPELLING FILMS INTERNATIONAL, INC.
                                          SPELLING TELEVISION INC.
                                          TORAND PRODUCTIONS INC.
                                          WORLDVISION ENTERPRISES, INC.
                                          HAMILTON PROJECTS, INC.
                                          LAUREL TV, INC.
                                          LAUREL-KING, INC.
                                          LAUREL EFX, INC.
                                          LAUREL PICTURES INC.


                                          By:_______________________________
                                             As an authorized officer of
                                             each of the foregoing
                                             corporations





                                 Exhibit 2.2.2
                                      2

                                 SCHEDULE 7.1.6

              MATERIAL SUBSIDIARIES OF SPELLING ENTERTAINMENT INC.


                          Aaron Spelling Productions, Inc.
                          Laurel Entertainment, Inc.
                          Spelling Films International, Inc.
                          Spelling Television Inc.
                          Torand Productions Inc.
                          Worldvision Entertainment, Inc.
                          Hamilton Projects, Inc.
                          Laurel TV, Inc.
                          Laurel-King, Inc.
                          Laurel EFX, Inc.
                          Laurel Pictures Inc.





                                 Schedule 7.1.6
                                      3